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                                                                   EXHIBIT 10.38

                        (Confidential Portions Omitted)

                  BAY AREA MULTIMEDIA, INC. - TAKARA CO., LTD.
                                LICENSE AGREEMENT

THIS AGREEMENT is made and entered into this 31 day of March 2000 (the "EXECUTION DATE"), by and between TAKARA CO., LTD., a corporation formed in accordance with the laws of Japan at 4-19-16 Aoto, Katsushika-Ku, Tokyo 125-8503 Japan ("LICENSOR") and BAY AREA MULTIMEDIA, INC, a California corporation at 20760 Monte Sunset Drive, San Jose, CA 95120 ("LICENSEE").

                                    RECITALS

        A. LICENSOR is in the business of developing and licensing products for interactive media.

        B. LICENSEE is in the business of acquiring, marketing, and distributing products for interactive media.

        C. LICENSOR (1) has developed and is developing and (2) owns certain proprietary rights or has obtained all necessary rights to a product known as "Transformers, Beast Wars Transmetals" described in greater detail in EXHIBIT A attached hereto. (All rights, title, and interest in the copyrights, trademarks, likenesses, and all other proprietary rights relating to or connected with such product, collectively shall be referred to as the "PRODUCT").

        D. LICENSOR desires to grant to LICENSEE and LICENSEE desires to obtain a license to market, distribute and sell products incorporating the PRODUCT, subject to the terms and conditions set forth in this AGREEMENT.

        NOW, THEREFORE, the parties agree as follows:

        1. Ownership. Subject to the license granted LICENSEE in Section 2 below, LICENSOR shall retain all ownership rights in the PRODUCT.

        2 . Grant of Exclusive License in the USA, its Possessions, Canada, and the Sales Territories of the Sony Computer Entertainment of America and Nintendo of America.

            2.1 The Grant. LICENSOR hereby grants to LICENSEE, and LICENSEE accepts from LICENSOR a license (the "LICENSE") to display, advertise, promote, manufacture or have manufactured, license, sell, or otherwise distribute products (collectively the "DISTRIBUTION RIGHTS") incorporating the PRODUCT, subject to the terms and conditions contained herein.

            2.2 Scope. The LICENSE granted herein shall be exclusive with respect to the platforms and within the territory as defined herein. The platforms are Nintendo 64 ("N64") and the Sony Playstation ("PLAYSTATION"). The territory is North America. (The products LICENSEE distributes which incorporate the PRODUCT and which are subject to this AGREEMENT hereafter are referred to as the "LICENSED PRODUCTS").

        3. Term. The term of this AGREEMENT shall expire on December 31, 2002, unless terminated sooner in accordance with the provisions of this AGREEMENT (the "TERM"). After the original term, the AGREEMENT automatically extends for additional one-year terms unless either party indicates its intent to terminate the AGREEMENT by delivery of notice thereof not less than ninety (90) days prior to the end of such term.


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        4. Completion.

           4.1 Finalization. LICENSOR exclusively shall be responsible for the completion and localization of the LICENSED PRODUCTS for the various territories within North America; and shall bear all costs associated with such activities, In addition, LICENSOR shall be responsible for and bear all costs associated with obtaining the approval of the distribution of the LICENSED PRODUCT in North America by Nintendo of America ("NINTENDO") and Sony Computer Entertainment of America ("SONY"), respectively.

           4.2 Maintenance. During the term of this AGREEMENT, LICENSOR shall exercise its best efforts to correct defects in the PRODUCT as promptly as reasonably possible. LICENSEE shall be solely responsible for providing support and maintenance to its customers.

        5. Compensation.

        5.1 GUARANTEED COMPENSATION Amount. LICENSEE shall pay to LICENSOR the following guaranteed compensation (the "GUARANTEED COMPENSATION):


                 VERSION                        GUARANTEED COMPENSATION
                 -------                        -----------------------
               N64                                   $[*]
               PLAYSTATION                           $[*]

        5.2 GUARANTEED COMPENSATION Payment Terms. GUARANTEED COMPENSATION shall be due and payable [*] upon execution of this AGREEMENT; [*] upon completion of each version of the LICENSED PRODUCT; and [*] on the approval of each version of the LICENSED PRODUCT by NINTENDO or SONY, as appropriate. In the event both LICENSED PRODUCTS are not completed and approved as contemplated above ("FINALIZED") by April 30, 2000, LICENSEE shall have the right to notify LICENSOR of its intent to terminate this AGREEMENT ("FINALIZATION TERMINATION NOTICE"). GUARANTEED COMPENSATION and ROYALTY PAYMENTS, defined in Section 5.3 below, shall be transmitted by telegraph to The Fuji Bank Ltd., Katsushika-Branch at 1-3-12 Tateishi, Katsushika-Ku Tokyo, Japan, account number 12185, account name Takara Co., Ltd., within seven (7) days of LICENSEE's FINALIZATION TERMINATION NOTICE. If within thirty (30) days of delivery of the FINALIZATION TERMINATION NOTICE both LICENSED PRODUCTS are not FINALIZED, notwithstanding any other term of this AGREEMENT, LICENSEE shall have the immediate right to terminate this AGREEMENT and receive from LICENSOR all funds previously delivered by LICENSEE to LICENSOR under this AGREEMENT.

        5.3 ROYALTY COMPENSATION. LICENSEE shall pay LICENSOR additional compensation equal to $[*] per PLAYSTATION unit; $[*] per N64 unit ("ROYALTY COMPENSATION"), less returns and units sold to existing customers as replacement products. ROYALTY COMPENSATION shall not be payable on units sold at or below cost. In each contract year LICENSEE shall be permitted an allowance of up to [*] units of each LICENSED PRODUCT per platform, royalty-free ("ROYALTY FREE PROMOTIONAL UNITS"), provided that such ROYALTY FREE PROMOTIONAL UNITS must be distributed at no charge as samples and/or as review copies, or as otherwise permitted by this AGREEMENT, and LICENSEE shall provide an accounting thereof.

*Confidential Portions Omitted and Filed Separately with the Commission.


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LICENSOR shall have the right to check the ROYALTY COMPENSATION records of
LICENSEE during normal business hours upon two (2) weeks written notice. LICENSEE shall keep such records for five (5) years from the EXECUTION DATE of this AGREEMENT.

           5.4 ROYAL COMPENSATION Payment Terms. ROYALTY COMPENSATION shall be payable quarterly in arrears within forty-five (45) days after the conclusion of the respective calendar quarter. LICENSEE shall provide LICENSOR a full and accurate written accounting of sales during the preceding quarter ("QUARTERLY SALES REPORT").

           5.5 Recoupment. The payments otherwise required under Sections 6.3 and 6.4 shall not apply until the aggregate amounts due thereunder for both versions of the LICENSED PRODUCTS exceeds $[*].

           5.6 USD. All payments under this AGREEMENT shall be made in USD.

           5.7 Deduction of Taxes. LICENSEE shall be authorized to withhold from payments to LICENSOR under this AGREEMENT the amount of any taxes assessed, if any, by any governmental entity in any jurisdiction on amounts payable to LICENSOR hereunder and shall effect payment to the appropriate tax authority. LICENSEE shall promptly forward to LICENSOR copies of all receipts and other relevant documents evidencing payment of applicable withholding taxes.

        6. LICENSOR Copyright and Trademark.

           6.1 Notice. "NOTICE" as used in this Section, shall mean the copyright notice defined in EXHIBIT B.

           6.2 PUBLISHED MATERIALS. LICENSEE must receive approval from LICENSOR for the design and copyright of all "PUBLISHED MATERIALS". "PUBLISHED
MATERIALS" shall include manuals, flyers, labels, and sales catalogues. All such copyrights shall be owned by LICENSOR.

        7. Infringement Litigation.

           7.1 Assistance. LICENSEE agrees to assist LICENSOR, at LICENSOR's sole expense, to the extent necessary in the procurement of any protection or to protect any of LICENSOR's rights to the PRODUCT.

           7.2 Notification. Each party hereto shall promptly notify the other party of an infringement or possible infringement (collectively, "INFRINGEMENT") of any rights granted to LICENSEE hereunder.

           7.3 Defense. Upon notification of an INFRINGEMENT, the parties shall promptly confer with respect thereto and, if no mutually satisfactory agreement is reached concerning remedial action, or, if the INFRINGEMENT is not terminated within thirty (30) days after the date of receipt by a party hereto of a notice contemplated by Section 8.2, LICENSOR shall have the exclusive right for a period of sixty (60) days, commencing the day after the last day of said thirty
(30) day period, to institute legal action (at its own expense), against the INFRINGER or to otherwise terminate such INFRINGEMENT; provided, however, that LICENSEE shall have the right to join such action as a party to protect its interests in any rights granted to LICENSEE hereunder (at its own expense). If, within said sixty (60) day period, LICENSOR should fail to institute legal action against the INFRINGER or to otherwise terminate the INFRINGEMENT, LICENSEE shall have the right to institute such action at LICENSOR'S expense or to otherwise

*Confidential Portions Omitted and Filed Separately with the Commission.

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terminate such INFRINGEMENT; provided, however, that LICENSOR shall have the right to join such action as a party to protect its interest in the PRODUCT at its own expense.

           7.4 Settlement. Neither party hereto shall enter into any settlement with an INFRINGER of any rights granted by LICENSOR to LICENSEE hereunder without the prior written consent of the other party; provided, however, that such consent shall not be unreasonably delayed or withheld. The parties agree to cooperate with each other with respect to any suits or other action taken under this Section and to keep the other party promptly and fully advised. with respect thereto.

           7.5 Communication. In the event a party elects to prosecute a legal action pursuant to this Section, such party agrees, to the extent procedurally practicable, to furnish to the other party copies of all pleadings, motions, briefs, and other papers proposed to be served or filed in connection with such action reasonably prior to the contemplated date of service or filing.

        8. LICENSOR Representations and Warranties.

           8.1 LICENSOR's Representations. LICENSOR represents and warrants to LICENSEE that:

               a. LICENSOR has not previously granted and will not grant any rights in the PRODUCT to any third party which are inconsistent with the rights granted to LICENSEE herein; LICENSOR has full power to enter into this AGREEMENT, to carry out its obligations hereunder and to grant the rights herein granted to LICENSEE; and the PRODUCT is the creation, work, and property of LICENSOR and does not infringe or misappropriate the rights or intellectual property of any third party.

               b. The PRODUCT will perform in accordance with reasonable industry standards. If any failure to so perform is reported to LICENSOR by LICENSEE, LICENSOR will exercise its best efforts to correct such nonconformity.

           8.2 Infringement. If LICENSEE has been given notice that the PRODUCT infringes or misappropriates an intellectual property right of a third party ("INFRINGEMENT CLAIM"), LICENSEE shall so notify LICENSOR ("INFRINGEMENT NOTIFICATION"). Then, in addition to the obligation to defend and indemnify against damages as described below, LICENSOR shall:

               a. Procure for LICENSEE the right to continue to utilize and market the PRODUCT; or

               b. Replace or modify the PRODUCT in such a way that it will not continue to constitute an infringement; or

               c. If a. or b. is not provided within one hundred twenty (120) days of the INFRINGEMENT NOTIFICATION, if the following calculation provides a positive number, LICENSOR immediately shall pay to LICENSEE the difference between (i)(a) the GUARANTEED COMPENSATION plus (b) all costs incurred by LICENSEE in conjunction with the sale of the LICENSED PRODUCTS minus (ii) the ROYALTY COMPENSATION paid by LICENSEE to LICENSOR hereunder.

        9. Indemnification.

           9.1 By LICENSOR. LICENSOR agrees to indemnify LICENSEE (including its officers, employees, and agents) from and against all claims, suits, damages and expenses



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(including attorneys' fees) directly or indirectly arising out of or relating to any breach of LICENSOR's representations, agreements or obligations under this AGREEMENT or to LICENSOR's performance of activities related to this AGREEMENT.

            9.2 By LICENSEE. Except with respect to matters for which LICENSEE is entitled to indemnification under Section 9.1, LICENSEE agrees to indemnify, defend and hold harmless LICENSOR and its officers, employees, and agents from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees), directly or indirectly arising out of or relating to any breach of LICENSEE's representations, agreements or obligations under this AGREEMENT or to LICENSEE's activities related to this AGREEMENT including the production and distribution of the PRODUCTS.

        10. Materials Supplied to LICENSEE. LICENSOR shall provide LICENSEE with the following:

            a. a copy of the object code for the PRODUCTS;

            b. currently available transparencies of character images and documentation in English that LICENSEE may use to develop marketing advertisements and packaging;

            c. manuals/documentation of the game;

            d. video tapes of the game (entire game played and video ROM samples).

        11. Termination.

            11.1 Procedure.

                 a. Except for FINALIZATION TERMINATION as provided in Section 6.2, in the event that either party is in default or commits a breach of this AGREEMENT, and if such default or breach is not cured within 30 days after written notice of such default or breach is given by the non-defaulting party to the defaulting party, then at any time after the expiration of such 30 days, the non-defaulting party may terminate this AGREEMENT by giving written notice to the defaulting party of its election to terminate; provided, however, that the parties recognize that it may not be practical to complete within 30 days a cure of certain types of breaches or defaults. Therefore in situations in which the cure of a default or breach cannot reasonably be completed within 30 days, this AGREEMENT shall not be subject to termination if the defaulting party in breach reasonably commences a cure of a breach or default within 30 days of receiving notice from the other party and diligently pursues the cure to completion; provided, further, that with respect to LICENSEE obligation to submit reports and make payments as provided herein, such defaulting party shall have only 15 days to cure a default or breach of such obligations.

                 b Such right of termination will not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled.

           11.2 Survival. The following rights and obligations survive any expiration or termination of this AGREEMENT to the degree necessary to permit their complete fulfillment or discharge:

                 a LICENSEE' obligation to pay and LICENSOR's right to receive payments in accordance with this AGREEMENT, including payments on account of any sales of PRODUCTS after the date of expiration or termination;



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                b. The obligation of confidentiality of each party as provided in Section 18;

                c. Any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party; and

                d. The warranties and indemnities of the parties set forth in this AGREEMENT.

        12. Disposal of Inventory. Upon the expiration or termination of this AGREEMENT, LICENSEE shall have the right to sell the LICENSED PRODUCTS in accordance with this AGREEMENT.

        13. Additional Acts. Each party, at the expense of the other, will deliver such documents and take such actions as such other party may reasonably request to evidence or otherwise perfect such other party's rights as specified in this AGREEMENT.

        14. Applicable Law; Venue. Both parties hereby agree that the applicable law shall be the law of the State of California, except to the extent specifically superseded by the laws of the United States, in which case the laws of the United States shall apply. Both parties agree that the Federal Courts located in the State of California and the State Courts of the State of California shall have EXCLUSIVE jurisdiction over ALL issues which arise out of or relate to this AGREEMENT.

        15. Obligations. Neither party is authorized to and shall not at any time attempt to act on behalf of the other to bind it in any manner whatsoever to any obligations whatsoever. Each party shall not act as an agent, or representative of the other, its parent, subsidiaries, or affiliate, without the prior written consent of the other.

        16. Independent Contractor. Neither party is a partner or joint venturer with the other, or any parent, subsidiary, or affiliate of the other. The relationship between LICENSEE and LICENSOR is that of independent contractors.

        17. PROPRIETARY INFORMATION. Each party agrees that any data, information and/or drawings, whether or not protected by patent, copyright or otherwise, including, but not limited to: (a) technical specifications which relate to the PRODUCT, (b) sales information and (c) account activity; which is disclosed to the other (the "PROPRIETARY INFORMATION"), shall be treated by the other as PROPRIETARY INFORMATION of such party and shall not be disclosed to any third party without the prior written consent of a duly authorized officer of such party for a period of 7 years after disclosure of such PROPRIETARY INFORMATION. Each party shall not reproduce, provide or otherwise make available any such confidential data or information to any person other than those employees of such party who have a need to know for the purpose of the performance of this AGREEMENT. Each party agrees that any such employees to whom such information is disclosed shall first execute an agreement with such party not to disclose such information to any third parties without the prior written permission of the other.

        18. Amendments; Entire Agreement. No amendment to this AGREEMENT shall be valid, unless in writing and signed by all of the parties hereto. Further, the terms and conditions set forth in this AGREEMENT constitute the entire agreement between the parties respecting the subject matter hereof.

        19. Notices, Payments, Etc. All reports, consents, payments, and notices required or permitted to be given under this AGREEMENT will be deemed to have been validly given if in writing and delivered or mailed via professional courier to the receiving party or transmitted by



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facsimile, e-mail or other method of simultaneous transmission and will be deemed to have been received by the receiving party upon delivery.

        20. Assignment. This AGREEMENT shall be binding upon and inure to the benefit of each party and its successors and/or permitted assigns. LICENSOR may not assign any of the rights or delegate any of the obligations of this AGREEMENT without the prior written consent of LICENSEE, which consent shall not be unreasonably withheld or delayed; provided, however, that LICENSOR may assign this AGREEMENT to a purchaser of the PRODUCT. Assignments by LICENSOR permitted by this Section shall be subject to the condition precedent that the assignee shall assume in writing all obligations and conditions of assignor under this AGREEMENT.

        21. Attorneys' Fees. Should any party hereto institute legal action against the other to interpret or enforce any of the terms or provisions of this AGREEMENT, the prevailing party in such action shall be entitled to recover reasonable fees of attorneys, accountants and expert witnesses, as costs, in addition to any other damages that may otherwise be awarded by the court.

        22. Waiver. A waiver by either party of any of the terms and conditions of this AGREEMENT in any instance will not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

        23. Severability. In the event that any term, clause or provision of this AGREEMENT is construed to be or adjudged invalid, void or unenforceable, such term, clause or provision will be construed as severed from this AGREEMENT, and the remaining terms, clauses and provisions will remain in full force and effect.

        24. Interpretation. This AGREEMENT shall be construed without regard to the party responsible for the preparation of the same, and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing herein shall not be interpreted against either party, but according to the application of other rules of contract interpretation.

        IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first set forth above.



                                       LICENSOR:


                                       TAKARA CO., LTD.
                                       a Japan corporation


                                       /s/ KEITA SATOH, PRESIDENT
                                       ----------------------------------------
                                       Keita Satoh, President


                                       LICENSEE:


                                       BAY AREA MULTIMEDIA, INC.,
                                       a California corporation


                                       By: /s/ RAYMOND C. MUSCI
                                           ------------------------------------
                                       Title: PRESIDENT
                                             ----------------------------------


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                                    EXHIBIT A

                            DECRIPTION OF THE PRODUCT


        Video Game Software titled "TRANSFORMERS, BEAST WARS TRANSMETALS" for Nintendo 64 and Sony PlayStation. (C) Takara Co., Ltd. 2000.




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                                    EXHIBIT B

                                     NOTICE


        "TRANSFORMERS(TM), BEAST WARS(R) TRANSMETALS(R)" (C) Takara Co., Ltd. 2000 TRANSFORMERST(TM), BEAST WARS(R) and TRANSMETALS(R) are trademarks of Hasbro, Inc. (C) 2000 Hasbro, Inc. All Rights Reserved. Manufactured under license from Takara Co., Ltd.



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